                                    EXHIBIT 5

                       OPINION OF SHUMAKER WILLIAMS, P.C.

                                          B. Tyler Lincoln

                                                                  (717) 909-1621
                                                    lincoln@shumakerwilliams.com

                                February 6, 2003

J. Roger Moyer, Jr.
President and Chief Executive Officer
STERLING FINANCIAL CORPORATION
101 North Pointe Boulevard
Lancaster, PA  17601

            RE: Sterling Financial Corporation 1996 Stock Incentive Plan Registration Statement Form S-8
                     Our File No.: 639-97

Dear Mr. Moyer:

      We have acted as Special Counsel to Sterling Financial Corporation (the "Corporation") in connection with preparation of the Corporation's Registration Statement on Form S-8 relating to the Corporation's 2002 amendments to the 1996 Stock Incentive Plan (the "Plan").

      In connection with this matter, we, as counsel to the Corporation, have reviewed the following:

      1.    The Pennsylvania Business Corporation Law of 1988, as amended;

      2.    The Corporation's Articles of Incorporation as amended and restated;

      3.    The Corporation's By-Laws as amended and restated;

      4. Resolutions adopted by the Corporation's Board of Directors on February 26, 2002; and

      5.    The Plan, as amended and restated.

J. Roger Moyer, Jr.
STERLING FINANCIAL CORPORATION
February 6, 2003
Page 2

      Based upon such review, it is our opinion that the Corporation's common stock, no par value, (the "Common Stock") issuable under the Plan, when and as issued in accordance with the provisions of the Plan, will be duly and validly issued, fully paid and nonassessable. In giving the foregoing opinion, we have assumed that the Corporation will have, at the time of the issuance of Common Stock under the Plan, a sufficient number of authorized shares available for issue.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement on Form S-8, filed by the Corporation, relating to the Plan.

                                                     Very truly yours,

                                                     SHUMAKER WILLIAMS, P.C.

                                                     /s/ B. Tyler Lincoln

                                                     By B. Tyler Lincoln

BTL/kjn:151963

cc:      Douglas P. Barton
         STERLING FINANCIAL CORPORATION

         Nicholas Bybel, Jr., Esquire
         SHUMAKER WILLIAMS, P.C.